Exhibit 99.A

Earnings from Unconsolidated Affiliates Colorado Interstate Gas (CIG) EBIT Interest and debt expense, net Income taxes Income from continuing operations Income from discontinued operations Net income Equity Earnings from CIG2 Southern Natural Gas (SNG) EBIT Interest and debt expense, net Income taxes Income from continuing operations Income from discontinued operations Net income Equity Earnings from SNG2 20071 Quarters Ended December 31, 2008 $ 56 (8) - 48 - 48 $ 18.9 $ 58 (15) - 43 - 43 $ 10.7 ($ Millions) 12007 amounts include discontinued operations related to reorganization of CIG and SNG prior to initial contribution to El Paso Pipeline Partners. SNG includes equity earnings from Citrus of $10 MM 2Equity earnings reflect our 10 percent interests in CIG and SNG beginning from our IPO in November 2007 and our incremental 30 percent interest in CIG and 15 percent interest in SNG beginning September 30, 2008 following our acquisition. . $ 46 (1) (4) 41 8 49 $ 2.1 $ 78 (20) (6) 52 4 56 $ 2.6

12007 amounts include discontinued operations related to reorganization of CIG and SNG prior to initial contribution to El Paso Pipeline Partners. SNG includes equity earnings from Citrus of $75 MM 2Equity earnings reflect our 10 percent interests in CIG and SNG beginning from our IPO in November 2007 and our incremental 30 percent interest in CIG and 15 percent interest in SNG beginning September 30, 2008 following our acquisition. Earnings from Unconsolidated Affiliates Colorado Interstate Gas (CIG) EBIT Interest and debt expense, net Income taxes Income from continuing operations Income from discontinued operations Net income Equity Earnings from CIG2 Southern Natural Gas (SNG) EBIT* Interest and debt expense, net Income taxes Income from continuing operations Income from discontinued operations Net income Equity Earnings from SNG2 20071 Twelve Months Ended December 31, 2008 ($ Millions) $ 164 (15) - 149 - 149 $ 29.0 $ 294 (59) - 235 - 235 $ 29.8 $ 150 1 (44) 107 42 149 $ 2.1 $ 343 (72) (69) 202 19 221 $ 2.6